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                                                                     Exhibit 5.1
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                                   October 25, 2000



Network Commerce Inc.
411 First Avenue South
Suite 200 North
Seattle, Washington  98104

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission for the resale of up to 11,250,000 shares of common stock of Network Commerce Inc. (the "Company"), $.001 par value per share (the "Shares"). The Shares are to be issued upon the conversion of notes and the exercise of warrants issued in connection with the Securities Purchase Agreement, dated as of September 28, 2000, between the Company and Capital Ventures International. We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares, and

     (c)  receipt by the Company of the consideration required for the Shares,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Perkins Coie LLP


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